UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 22, 2009, Terex Corporation (“Terex” or the “Company”) and J.P. Morgan Chase International Financing Limited (“JPM”) entered into an Incremental Term Loan Assumption Agreement (the “JPM Agreement”). In addition, on July 23, 2009, Terex Corporation (“Terex” or the “Company”) and certain of the Italian lenders of Fantuzzi Industries S.a.r.l. (the “Italian Banks”) entered into an Incremental Term Loan Assumption Agreement (the “Italian Banks Agreement” and, together with the JPM Agreement, the “Agreements”). The Agreements are both incremental term loan assumption agreements under the Company’s credit facility. The Agreements will require compliance with the existing covenants under the Company’s credit facility but do not add any new or revised covenants.

Pursuant to the JPM Agreement, on July 24, 2009 the Company borrowed from JPM approximately $66 million, which will bear interest at a rate of LIBOR plus 3.75% and mature on July 14, 2013. The Italian Banks Agreement will be funded upon certain bonds issued by Fantuzzi Finance S.A. having been discharged in full, which is expected to occur in the second half of 2009. Pursuant to the Italian Banks Agreement, the Company will borrow from the Italian Banks the U.S. dollar equivalent of approximately €48 million, which will bear interest at a rate of LIBOR plus 3.75% and mature on July 14, 2013.

The foregoing description of the Agreements is qualified in its entirety by reference to the Agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Certain of the lenders, or their affiliates, under the Agreements are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 8.01. Other Events.

The Company issued a press release on July 27, 2009, announcing that it has completed the acquisition of the port equipment businesses of Fantuzzi Industries S.a.r.l and Noell Crane (collectively, “Fantuzzi”) for net consideration of approximately €155 million. The results of Fantuzzi will be included within the Cranes segment from its date of acquisition. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1     Incremental Term Loan Assumption Agreement dated as of July 22, 2009, among Terex Corporation, J.P. Morgan Chase International Financing Limited and Credit Suisse, as Administrative Agent.

10.2     Incremental Term Loan Assumption Agreement dated as of July 23, 2009, among Terex Corporation, the Lenders named therein and Credit Suisse, as Administrative Agent.

99.1	Press release of Terex Corporation issued on July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel